APPLICATION FOR
INDIVIDUALLY ALLOCATED                                 [LOGO]
GROUP ANNUITY CONTRACT                                 ITT HARTFORD

Hartford Life Insurance Company
P.O. Box 2999
Hartford, CT 06104-2999

Application is hereby made for an Individually Allocated Group Annuity Contract:

1. Applicant-Contractholder:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Street or P.O. Box

--------------------------------------------------------------------------------
     City                            State                           Zip Code

2. Nature of Applicant's Business:
                                              ----------------------------------

3. Requested Effective Date of Contract:
                                            ------------------------------------

4. Special Requests:
                            ----------------------------------------------------

IT IS UNDERSTOOD THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

Dated at:                    this        day of                    , 19
            ---------------        ----           ---------------         ----

                                  For
                                         -----------------------------------
                                                  (Contractholder)

-------------------------------------------

Registered Representative (Licensed Agent)   By
                                                  ------------------------------
                                                  ------------------------------
                                                             (Title)